                                                                    Exhibit 23.1





                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to this incorporation by reference in the registration statement of our report dated February 10, 2000 included in Predictive Systems, Inc.'s Form 10-K for the year ended December 31, 1999 and to all references to our Firm included in this registration statement.


                                                   /s/ Arthur Andersen LLP



New York, New York
February 23, 2001